Exhibit 99.1 NASDAQ: MBRX Non-Confidential Information March 18, 2019 1

Disclaimer All statements contained herein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. "Risk Factors" in our most recently filed Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward looking statements. More detailed information about Moleculin is set forth in our filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. 2

Robust pipeline 3 distinctly different technologies, all with blockbuster potential World-leading collaboration MD Anderson Cancer Center/Mayo Clinic/Emory Breakthrough disruptive technologies Annamycin for AML: designed to be non-cardiotoxic, avoids MDR1 WP1066: STAT3 inhibitor that also stimulates immune response WP1122: metabolic inhibitor with improved BBB transmission and animal model activity against pancreatic cancer Highly experienced leadership Veteran pharma/biotech, life science micro-cap managers Proprietary positioning Orphan drug and/or patents, exclusive licenses (applied and received) 3

Experienced Management Team Selected Prior Experience Walter Klemp, Chairman, President & CEO Don Picker, PhD Chief Science Officer Jonathan P. Foster, CPA, CGMA EVP & CFO Robert Shepard, MD, FACP Chief Medical Officer Sandra Silberman, MD & PhD Chief Medical Officer – New Products 4

Science Advisory Board Members Waldemar Elihu Estey, Priebe, PhD MD John Paul Marty Tallman, Waymack, MD MD, SCD James Jorge Abbruzzese, Cortes, MD MD 5

Board Of Directors Robert E. George - Chair of Audit and Nominating & Governance Committees Mr. George joined our board of directors upon our IPO. He was a partner with the international accounting firm of PricewaterhouseCoopers (PWC) for 27 years until 2010. Mr. George currently serves as Chairman of the Audit Committee for The University of Texas Health Science Center at Houston and, since June 2011, has been a member of The University of Texas at Austin, McCombs Graduate School of Business accounting faculty. Michael D. Cannon - Chair of Compensation Committee Between 1997 and 2004, Mr. Cannon was the Chief Science Officer, EVP and a Director of SICOR, Inc. until its acquisition by Teva Pharmaceutical Industries, Inc. SICOR focused on generic finished dosage injectable pharmaceuticals, active pharmaceutical ingredients and generic biopharmaceuticals. From July 2005 to December 2009, Mr. Cannon was a member of the scientific advisory board of Trevi Health Ventures LP. Mr. Cannon currently serves on the board of directors of other privately held biotech companies. John M. Climaco, JD – Lead Independent Director Most recently the Executive Vice President of Perma-Fix Medical S.A, a Polish subsidiary of the Perma-Fix Environmental Services, Inc. (NASDAQ: PESI) where he has served as a director since 2013. From 2003 to 2012, Mr. Climaco served as President and Chief Executive Officer, as well as a member of the Board of Directors of Axial Biotech, Inc., which he cofounded in 2003. Mr. Climaco has served as a member of the Board of Directors for Digirad Corporation (NASDAQ: DRAD), PDI, Inc. (NASDAQ: PDII) and InfuSystem Holdings, Inc. (NASDAQ: INFU). From 2001 to 2007, he practiced law for the firm of Fabian and Clendenin. Mr. Climaco holds a J.D. from the University of California Hasting College of the Law. 6

Focus on Highly Resistant Tumors Example Regulatory Common Characteristics Indications Advantage • R/R AML • Multidrug resistance • Significant unmet need • Glioblastoma • Immune evasion • Modest gains = • Pancreatic • Upregulation of oncogenic new drug approval transcription factors • Met melanoma • Accelerated • Increase in dependence on • Other approval pathway glycolysis 7

3 Core Technologies Next Generation Immune/Transcription Metabolism/ Anthracycline Modulator Glycosylation Inhibitor • Avoids multidrug • Enables immune • Prodrug enables resistance response drug-like properties in glucose decoy • Little to no • Inhibits p-STAT3, cardiotoxicity c-Myc and HIF-1α • Altering glycosylation enables immune checkpoint inhibitors Potential for Combination 8

Development Pipeline Preclinical Clinical Preparation Phase 1/2 Collaboration Annamycin AML Annamycin + WP1066 WP1066 - Glioblastoma, melanoma metastasized to the brain WP1066 - Pediatric brain tumors WP1122 - Glioblastoma Brain Tumors WP1122 + Avastin - Glioblastoma WP1066/WP1732 Cancer Pancreatic WP1122/WP1234 WP1220 - Cutaneous T-Cell Lymphoma Other Cancers WP1066 - Ocular tumors Next Gen Anthracycline Immune/Transcription Metabolism/Glycosylation Combination 9

Technology Review 10

Annamycin (Next Generation Anthracycline) Critical Leading AML induction therapy drugs are cardiotoxic and lose Advantages efficacy due to multidrug resistance over Leading Annamycin has little to no cardiotoxicity, avoids multidrug Annamycin Process Drug resistance, has been shown to be more potent in AML cell lines and has shown activity in patients who failed standard of care Potential to Annamycin has shown the potential to significantly improve health Significantly in a Phase I/II acute myeloid leukemia (AML) trial Improve Health Orphan Drug status as single agent for relapsed or refractory AML Positioned for Annamycin appears to be well suited for an accelerated approval Accelerated pathway in the US, and in Europe Approval Absence of any approved second-line drug for most AML patients represents a significant unmet need Potentially shorter time scale for saving lives than with typical cancer drugs 11

Annamycin Delivers Relapsed/Refractory Acute Leukemia Patients Remarkable In a proof-of-concept Phase I/II clinical trial, Performance Annamycin was given to patients who had 63% failed an average of five previous induction Efficacy therapy attempts Signal 37% of those patients cleared enough of their leukemic cells to qualify for a bone marrow transplant 37% Cleared We believe repeating this performance in a Bone Marrow larger clinical trial, could warrant new drug Blasts approval Annamycin gives new hope to patients who have run out of options 12

Annamycin Recap and Status Annamycin is a “Next Generation” anthracycline designed to be non-cardiotoxic and avoid multidrug resistance Prior developer failed financially and lost rights to license Although impressive activity was shown in prior acute leukemia trials, developer did not properly close out or establish an appropriate RP2D Moleculin is repeating Phase 1/2 both in US and EU US Trial (MB-104) has begun treating patients; EU trial is about to begin Repeat of prior results should afford Annamycin an accelerated approval pathway as a 2nd line induction therapy for R/R AML Other indications include sarcomas, lewis lung carcinoma and squamous cell carcinoma, among others 13

WP1066 Immune/Transcription Modulators Based On Natural Built from chemical backbone of propolis (caffeic acid STAT3 is Activated by Compound benzyl ester) Multiple Upstream Effectors Unique Dual Action First-in-class drug to both directly inhibit tumor signaling (p-STAT3, HIF-1⍺, c-Myc) while also stimulating patient immune response (Tregs) Activity Against Pre-clinical testing shows high level of activity against Hardest-to-Treat pancreatic cancer, metastatic melanoma, Cancers glioblastoma and others; yet very low potential for toxicity Independently Subject of numerous peer reviewed journals Validated validating findings across multiple institutions around the world 14

STAT3 is a Master Regulator of Tumor Progression Triggering oncogenic transcription activity: Activated Survival Resulting in STAT3 Proliferation Inflammation tumor growth (p-STAT3) binds Invasion and metastasis to DNA Metastasis Angiogenesis Immunosuppression 15

WP1066 Affects Tumors Directly and Indirectly WP1066 WP1066 modulates transcription factors resulting in direct tumor cytotoxicity while also Immune Transcription stimulating a natural Modulation Modulation immune response by reducing Regulatory T-cells (Tregs) Tumor 16

Transcriptional Control of Cancer Immunosuppressive Oncogenic Axis HIF-1α STAT3 c-Myc Implications for: • GBM • Pancreatic cancer • Other cancers 17

WP1066 Recap and Status WP1066 is a small molecule that inhibits p-STAT3 by accelerating proteasomal degradation (not by blocking phosphorylation) without respect to upstream signaling WP1066 also inhibits HIF1-α, c-Myc and Tregs Currently in Phase 1 trial at MD Anderson for GBM and melanoma metastasized to the brain (WP1066 crosses BBB); in 3rd cohort of dose ranging; planned surgical expansion Oral administration (due to lack of solubility) is demonstrating bioavailability in patients Recently began IND-enabling work on WP1732, a fully water soluble analog of WP1066 that does not cross BBB, and shows impressive accumulation in pancreas 18

WP1122 Metabolism/Glycosylation Inhibitor Addicted to A brain tumor requires as much as 18 to 37 times as Tumors are hyper-consumers of Sugar much glucose to survive as a healthy brain cell glucose and starve to death without it Starving a Tumor This eventually led to the theory that, if we feed tumor to Death cells a glucose decoy (one that can’t convert into energy), we can kill the tumor This works well in a laboratory setting, but the problem is making these decoys drugable Tumor cell Breakthrough WP1122 is a prodrug of 2-deoxyglucose (2-DG) that design increases half-life, enables transmission across the blood brain barrier and improves other drug-like properties Potential to WP1122 (at suboptimal doses) performs as well or Change better than temozolomide in live human brain tumors; Normal cell Standard of Care even better performance by combining the two drugs was shown in trials 19

Many Tumors are Highly Glycolytic Tumors rely preferentially on glycolysis even in the presence of abundant oxygen MRI For example: PET diagnostic imaging relies on a modified glucose with a radio-tracer (F18DG) Tumors over-consume F18DG because of their dependence on glycolysis Cutting off this “fuel supply” (inhibiting glycolysis) DG PET DG 18 results in targeted tumor cell death F 20

Chemistry – Improving the Drug-Like Properties of 2-DG and Targeting Brain Cancers Example of heroin Heroin is the diacetyl ester of morphine that increases by 100-fold levels of morphine in the brain WP1122 is the diester of 2-DG of our design, which greatly enhances CNS uptake and levels 2-DG in the brain WP1122 21

Pharmacology (PK/PD) 1400. 2-DG CNS distribution and retention was 2-DG WP1122 measured after oral administration of equimolar amounts of 2-DG and its diacetate WP1122 1050. CNS distribution and retention of 2-DG is dramatically higher when generated from WP1122 700. No observed systemic toxicity 350. Data presented at annual meeting of: 0. Mean CNS Peak CNS Tlast AUC Concentration Concentration (minutes) (μg/gm x hr) (μg/gm) (μg/gm) 22

WP1122 is Effective In Vivo against Gliomas - July 2017 Control Temodar WP1122 10 Human brain tumors 8 injected into mice WP1122 performed as 6 well or better than 4 temazolomide # of Animals 2 Not shown is that a Orthotopic combination of both 0 performed even better 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 Glioblastoma Days Model in Mice WP1122 used alone has at least the same or greater activity than temozolomide (Temodar®), a current standard of care in patients diagnosed with glioblastoma 23

WP1122 Shows In Vivo Activity Against Pancreatic Cancer - January 2018 Treatment period Days after first administration 24

Inhibitors of Sugar Metabolism in Cancer and Immunotherapeutic Implications Glycolysis Glycosylation 2-DG 2-Deoxyglucose or 2-Deoxymannose? 25

WP1122 Recap and Status WP1122 is a prodrug of 2-DG that increases circulation time and ability to cross BBB and provides other drug-like properties Utilizing Warburg principle, WP1122 converts to 2-DG in highly glycolytic tumor cells causing autophagy due to energy starvation Evaluating oral versus IV administration and about to begin IND-enabling work Recent published literature suggests that 2-DG may also enable deglycosylation of PD-L1 (see abstract in following slide) WP1234 is an analog of WP1122 with improved organ distribution to the pancreas 26

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Milestones and Financials Review 28

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Financial Statement Summary In thousands $ - except for loss per share and shares For the Year Ended For the Year Ended outstanding 12/31/18 12/31/17 (Unaudited) (Audited) Statement of Operations Data Revenue - - Research and development 9,728 4,545 General and administrative and depreciation 5,297 4,108 Total operating loss (15,025) (8,653) Net loss (11,876) (9,805) Net loss per common share – basic and diluted $ (0.46) (0.53) Balance Sheet Data Cash and cash equivalents $ 7,134 7,714 Prepaid expenses and other 840 588 Total current assets 7,974 8,302 Total assets 19,585 19,483 Total current liabilities 3,878 2,215 Total liabilities 5,313 2,365 Accumulated deficit (26,356) (14,480) Total stockholders’ equity 14,272 17,118 Shares outstanding 28,528,663 21,469,109 Shares outstanding as of December 31, 2018 – 28,528,663 The above financial information is summarized from the Company’s MOST CURRENT FORM 10-K filed with the SEC 30 (www.sec.gov)

Robust pipeline 3 distinctly different technologies, all with blockbuster potential World-leading collaboration MD Anderson Cancer Center/Mayo Clinic/Emory Breakthrough disruptive technologies Annamycin for AML: designed to be non-cardiotoxic, avoids MDR1 WP1066: STAT3 inhibitor that also stimulates immune response WP1122: metabolic inhibitor with improved BBB transmission and animal model activity against pancreatic cancer Highly experienced leadership Veteran pharma/biotech, life science micro-cap managers Proprietary positioning Orphan drug and/or patents, exclusive licenses (applied and received) 31